                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                        STATE OF INCORPORATION
SUBSIDIARY                                                 OR ORGANIZATION
----------                                              ----------------------
Health Data Services, Inc.*                                     Ohio

IIH, LLC                                                        Delaware

Imonics Corporation                                             Georgia

Knowledgeable Healthcare Solutions, Inc.*                       Alabama

Patient Account Management Services, Inc.*                      Ohio

Per-Se Transaction Services, Inc.*                              Indiana

PST Products, Inc.*                                             California

PST Services, Inc.*                                             Georgia

--------
* Each of these subsidiaries also does business under the name "Per-Se Technologies."